EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of Cognex Corporation of our report dated March 8, 1996, on our audits of the financial statements of Isys Controls, Inc. as of, and for the years ended September 30, 1995 and 1994, which report is included in the current report on Form 8-K of Cognex Corporation dated February 29, 1996.





                                                COOPERS & LYBRAND L.L.P.

San Francisco, California
May 17, 1996